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                                                                    Exhibit 99.3


Directors' consent

I confirm that I intend to serve, if elected, as a director of Citigroup Inc. (currently named Travelers Group Inc.). I consent to the filing of this confirmation as an exhibit to the joint proxy statement/prospectus of Citicorp and Travelers Group Inc., and to any reference therein to my becoming a director of Citigroup Inc.


/s/ Alain J.P. Belda
---------------------------
Alain J.P. Belda

/s/ D. Wayne Calloway
---------------------------
D. Wayne Calloway

/s/ Kenneth T. Derr
---------------------------
Kenneth T. Derr

/s/ John M. Deutch
---------------------------
John M. Deutch

/s/ Reuben Mark
---------------------------
Reuben Mark

/s/ Richard D. Parsons
---------------------------
Richard D. Parsons

/s/ John S. Reed
---------------------------
John S. Reed

/s/ Rozanne L. Ridgway
---------------------------
Rozanne L. Ridgway

/s/ Robert B. Shapiro
---------------------------
Robert B. Shapiro

/s/ Frank A. Shrontz
---------------------------
Frank A. Shrontz

/s/ Franklin A. Thomas
---------------------------
Franklin A. Thomas

/s/ Edgar S. Woolard, Jr.
---------------------------
Edgar S. Woolard, Jr.